Monarch Staffing Announces New CEO

IRVINE, CA, September 7, 2006   Monarch Staffing, Inc., (OTC Bulletin
Board: MSTF), a provider of health care staffing services, today announced the appointment of Joel H. Williams as Chief Executive Officer.

"Joel Williams is a versatile, experienced executive and we are thrilled he has joined our team," David Walters, Chairman, Monarch Staffing, said. "His hiring brings tremendous value to our organic and acquisition-driven growth plans."

Prior to joining Monarch Staffing, Williams worked as President, Allied Division for Supplemental Health Care, a private large healthcare staffing company named the nations fastest growing health care staffing firm.

Williams has been part of senior management at numerous health care organizations for the past 14 years.

"I have been very successful in helping health care staffing organizations experience significant growth," Williams said, "and look forward to leading Monarch Staffing to do the same."

Williams replaces David Walters who has served as CEO for the Company since November 2005. Mr. Walters will continue to serve as the Company's Chairman. For more information about Monarch Staffing, Inc. please visit www.monarchstaffinginc.com
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This news release includes forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, as amended, regarding, among other things, our plans, strategies and prospects, both business and financial. Although we believe that our plans, intentions and expectations reflected in or suggested by these forward-looking statements are reasonable, we cannot assure you that we will achieve or realize these plans, intentions or expectations. Forward-looking statements are inherently subject to risks, uncertainties and assumptions. Many of the forward-looking statements contained in this news release may be identified by the use of forward-looking words such as: believe, expect, anticipate, should, planned, will, may, intend, estimated, and potential, among others. Important factors that could cause actual results to differ materially from the forward-looking statements we make in this news release include market conditions, the market performance of acquired business entities and assets and other factors such as, but not limited to, those set forth in reports or documents that we file from time to time with the United States Securities and Exchange Commission. All forward-looking statements attributable to Monarch Staffing, Inc. or a person acting on its behalf are expressly qualified in their entirety by this cautionary language.


Media Contact:
Joel H. Williams
of Monarch Staffing, Inc.
+1-866-350-3523
joel@monarchstaffinginc.com
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